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                                                                     EXHIBIT 4.5

                          REPEATER TECHNOLOGIES, INC.


            SEVENTH AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

                                 JULY 11, 2000


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                               TABLE OF CONTENTS


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                                                                                            PAGE
I.      DEFINITIONS..........................................................................1

        1.1    "Restricted Securities".......................................................1

        1.2    "Registrable Securities"......................................................1

        1.3    The terms "register," "registered" and "registration".........................1

        1.4    "Registration Expenses".......................................................2

        1.5    "Selling Expenses"............................................................2

        1.6    "Holder"......................................................................2

        1.7    "Preferred Stock".............................................................2

II.     AMENDMENT AND RESTATEMENT OF PRIOR INVESTORS' RIGHTS AGREEMENT.......................2

III.    REGISTRATION; RESTRICTIONS ON TRANSFER...............................................2

        3.1    Restrictions on Transferability...............................................2

        3.2    Restrictive Legend............................................................2

        3.3    Notice of Proposed Transfers..................................................3

        3.4    Requested Registration........................................................3

        3.5    Company Registration..........................................................5

        3.6    Expenses of Registration......................................................6

        3.7    Registration Procedures.......................................................6

        3.8    Registration on Form S-3......................................................7

        3.9    Termination of Registration Rights............................................7

        3.10   Lockup Agreement..............................................................7

        3.11   Indemnification...............................................................7

        3.12   Information by Holder.........................................................9

        3.13   Rule 144 Reporting............................................................9

        3.14   Transfer of Registration Rights..............................................10

IV.     COVENANTS OF THE COMPANY............................................................10

        4.1    Annual Financial Information.................................................10

        4.2    Inspection...................................................................10

        4.3    Assignment of Rights to Financial Information................................10

        4.4    Proprietary Information and Non-Competition Agreements.......................10

                                       i.

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                               TABLE OF CONTENTS
                                  (CONTINUED)

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                                                                                           PAGE

        4.5    Confidentiality Agreement....................................................11

        4.6    Insider Transactions.........................................................11

        4.7    Employee Stock and Option Plans..............................................11

        4.8    Financial Updates to Board...................................................11

        4.9    Termination of Covenants.....................................................11

V.      RIGHTS OF FIRST REFUSAL.............................................................11

        5.1    New Securities...............................................................11

        5.2    Outstanding Securities.......................................................13

VI.     MISCELLANEOUS.......................................................................13

        6.1    Governing Law................................................................13

        6.2    Survival.....................................................................13

        6.3    Successors and Assigns.......................................................14

        6.4    Separability.................................................................14

        6.5    Amendment and Waiver.........................................................14

        6.6    Delays or Omissions..........................................................14

        6.7    Notices, etc.................................................................15

        6.8    Attorneys' Fees..............................................................15

        6.9    No Investment Obligation.....................................................15

        6.10   Aggregation and Affiliate Status.............................................15

        6.11   Entire Agreement.............................................................15

        6.12   Titles and Subtitles.........................................................15

        6.13   Counterparts.................................................................15

                                      ii.


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                           REPEATER TECHNOLOGIES, INC.



        THIS SEVENTH AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT (the "Agreement") is entered into as of July 11, 2000, by and among REPEATER TECHNOLOGIES, INC., a Delaware corporation (the "Company"), and those purchasers of the Company's securities set forth on Exhibit A hereto (the "Purchasers").

                                 I. DEFINITIONS

        1.1 "RESTRICTED SECURITIES" shall mean the securities of the Company required to bear the legend set forth in Section 3.2 hereof (or any similar legend).

        1.2 "REGISTRABLE SECURITIES" shall mean (i) shares of the Company's Common Stock issued or issuable pursuant to the conversion of the Company's Series A Preferred Stock (the "Series A Stock"), Series B Preferred Stock (the "Series B Stock"), Series C Preferred Stock (the "Series C Stock"), Series D Preferred Stock (the "Series D Stock"), Series E Preferred Stock (the "Series E Stock"), Series AA Preferred Stock (the "Series AA Stock"), Series BB Preferred Stock (the "Series BB Stock"), Series CC Preferred Stock (the "Series CC Stock"), Series DD Preferred Stock (the "Series DD Stock") and Series EE Preferred Stock (the "Series EE Stock"), (ii) shares of the Company's Common Stock issued or issuable upon exercise of the Warrants granted in connection with the Company's interim financings in 1985, 1986 and 1990 (the "Prior Warrants"), (iii) shares of the Company's Common Stock issued upon exercise of Warrants granted in connection with the Series A Preferred Stock Purchase Agreements dated April 17, 1987 and November 23, 1988 pursuant to Warrant Agreements of even date therewith (the "1987 Warrants" and the "1988 Warrants" respectively), (iv) shares of the Company's Common Stock issued upon exercise of Warrants granted in 1995 (the "1995 Warrants"), (v) shares of Series BB Preferred Stock issued upon exercise of Warrants granted in connection with the Company's 1997 Series BB and Warrant financing (the "1997 Warrants"), (vi) shares of Series DD Preferred Stock issued or issuable upon conversion of convertible debentures issued pursuant to the Debenture Purchase Agreement dated November 25, 1998 (the "Series DD Convertible Debentures"), (vii) shares of the Company's Common Stock issued or issuable upon conversion of the Series DD Preferred Stock, (viii) shares of Series EE Preferred Stock issued or issuable upon conversion of convertible debentures (the "Series EE Convertible Debentures") issued pursuant to the Convertible Debenture and Warrant Purchase Agreement dated as of the date hereof (the "Debenture Purchase Agreement"), (ix) shares of Series EE Preferred Stock issuable upon exercise of warrants issued pursuant to the Debenture Purchase Agreement ("2000 Warrants"), (x) shares of the Company's Common Stock issued or issuable upon conversion of the Series EE Preferred Stock, and (xi) any Common Stock of the Company issued or issuable in respect of any of such shares upon any stock split, stock dividend, recapitalization or similar event. References to securities in the foregoing definitions shall be deemed to include the securities issued by Repeater Technologies, Inc., a California corporation, as reincorporated in Delaware on May 18, 2000.

        1.3 THE TERMS "REGISTER," "REGISTERED" AND "REGISTRATION" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act of


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1933, as amended (the "Securities Act"), and the declaration or ordering of the effectiveness of such registration statement.

        1.4 "REGISTRATION EXPENSES" shall mean all expenses incurred by the Company in complying with Sections 3.4, 3.5 and 3.8 hereof, including, without limitation, all registration, qualification, and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, fees and disbursements of one special counsel for all Holders which shall be the same as counsel for the Company unless the holders of a majority of the Registrable Securities of the selling Holders specify otherwise, blue sky fees and expenses, and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company).

        1.5 "SELLING EXPENSES" shall mean all underwriting discounts, selling commissions, and stock transfer taxes applicable to the securities registered by the Holders.

        1.6 "HOLDER" shall mean any holder of Registrable Securities, or any transferee of such Holder under Section 3.14, which have not been sold to the public.

        1.7 "PREFERRED STOCK" shall mean shares of the Company's Series A Stock, Series B Stock, Series C Stock, Series D Stock, Series E Stock, Series AA Stock, Series BB Stock, Series CC Stock, Series DD Stock and Series EE Stock.

       II. AMENDMENT AND RESTATEMENT OF PRIOR INVESTORS' RIGHTS AGREEMENT

        Effective and contingent upon the first closing of the sale of Convertible Debentures of the Company pursuant to the Convertible Debenture Purchase Agreement, that certain Sixth Amended and Restated Investors' Rights Agreement dated as of November 25, 1998, as amended by Amendment No. 1 to the Sixth Amended and Restated Investors' Rights Agreement dated July 8, 1999 (the "Sixth Amended and Restated Investors' Rights Agreement"), by and among the Company and certain holders of the Company's securities shall be null and void and superseded by the rights and obligations set forth in this Agreement.

                   III. REGISTRATION; RESTRICTIONS ON TRANSFER

        3.1 RESTRICTIONS ON TRANSFERABILITY. The Registrable Securities shall not be transferable except upon the conditions specified in this Article III, which conditions are intended to ensure compliance with the provisions of the Securities Act. Each Holder will cause any proposed transferee of Registrable Securities held by a Holder to agree to take and hold such securities subject to the provisions and upon the conditions specified in this Article III.

        3.2 RESTRICTIVE LEGEND. Each certificate representing Preferred Stock or Registrable Securities shall (unless otherwise permitted by the provisions of Section 3.3 below) be stamped or otherwise imprinted with a legend in the following form (in addition to any legend required under applicable state securities laws):

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        THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR
        INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THESE SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT OR EXCEPT PURSUANT TO RULE 144. COPIES OF THE AGREEMENT COVERING THE PURCHASE OF THESE SECURITIES AND RESTRICTING THEIR TRANSFER MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF THE CORPORATION AT THE PRINCIPAL EXECUTIVE OFFICES OF THE CORPORATION.

        3.3 NOTICE OF PROPOSED TRANSFERS. The holder of each certificate representing Preferred Stock or Registrable Securities by acceptance thereof agrees to comply in all respects with the provisions of this Section 3.3. Prior to any proposed transfer of any Preferred Stock or Registrable Securities, unless there is in effect a Registration Statement under the Securities Act covering the proposed transfer, the holder thereof shall give written notice to the Company of such holder's intention to effect such transfer. Each such notice shall describe the manner and circumstances of the proposed transfer in sufficient detail, and shall, if the Company so requests, be accompanied (except in transactions in compliance with Rule 144) by either (i) an unqualified written opinion of legal counsel who shall be reasonably satisfactory to the Company, addressed to the Company and reasonably satisfactory in form and substance to the Company's counsel, to the effect that the proposed transfer of the Preferred Stock or Registrable Securities may be effected without registration under the Securities Act, or (ii) a "No Action" letter from the Securities and Exchange Commission (the "Commission") to the effect that the transfer of such securities without registration will not result in a recommendation by the staff of the Commission that action be taken with respect thereto, whereupon the holder of such Preferred Stock or Registrable Securities shall be entitled to transfer such Preferred Stock or Registrable Securities in accordance with the terms of the notice delivered by the holder to the Company; provided, however, that no opinion or No Action letter need be obtained with respect to a transfer to (A) a partner, active or retired, of a Holder, (B) the estate of any such partner, or (C) an "affiliate" of a Holder, as that term is defined in Rule 405 promulgated by the Commission under the Securities Act, if the transferee agrees to be subject to the terms hereof. Each certificate evidencing the Preferred Stock or Registrable Securities transferred as above provided shall bear the appropriate restrictive legend set forth in Section 3.2 above, except that such certificate shall not bear such restrictive legend if in the opinion of counsel for the Company such legend is not required in order to establish compliance with any provisions of the Securities Act.

        3.4 REQUESTED REGISTRATION.

               (a) REQUEST FOR REGISTRATION. In case the Company shall receive from any Holder or group of Holders holding at least 35% of the Registrable Securities a written request that the Company effect any registration, qualification, or compliance with respect to such Holder's or Holders' Registrable Securities having an anticipated aggregate offering price of at least $10,000,000, the Company will:

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                      (i) promptly give written notice of the proposed
registration, qualification, or compliance to all other Holders; and

                      (ii) as soon as practicable, use its best efforts to effect such registration, qualification, or compliance (including, without limitation, the execution of an undertaking to file post-effective amendments, appropriate qualification under applicable blue sky or other state securities laws, and appropriate compliance with applicable regulations promulgated under the Securities Act and any other governmental requirements or regulations) as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holder or Holders joining in such request as are specified in a written request received by the Company within 15 days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to take any action to effect any such registration, qualification, or compliance pursuant to this Section 3.4:

                          (A) in any particular jurisdiction in which the
Company would be required to execute a general consent to service of process in effecting such registration, qualification, or compliance unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

                          (B) prior to November 25, 2001, or six months
following the close of the Company's initial underwritten public offering, whichever shall first occur;

                          (C) after the Company has effected two such
registrations pursuant to this subparagraph 3.4(a), such registrations have been declared or ordered effective and the securities offered pursuant to such registration have been sold.

        Subject to the foregoing clauses (A) through (C), the Company shall file a registration statement covering the Registrable Securities so requested to be registered as soon as practicable, after receipt of the request or requests of any Holder or Holders. If, however, the Company shall furnish to the Holder or Holders requesting a registration statement pursuant to this Section 3.4, a certificate signed by the President of the Company stating that, in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its shareholders for such registration statement to be filed and that it is therefore essential to defer the filing of such registration statement, the Company shall have the right to defer such filing for a period of not more than 120 days after receipt of the request of the Holder or Holders requesting such registration; provided, however, that the Company may not utilize this right more than once in any twelve-month period.

               (b) UNDERWRITING. If the Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to
Section 3.4 and the Company shall include such information in the written notice referred to in Section 3.4(a)(i). The right of any Holder to registration pursuant to Section 3.4 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the


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extent requested (unless otherwise mutually agreed by a majority in interest of the Holders) to the extent provided herein.

        The Company shall (together with all Holders proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by a majority in interest of the Holders requesting registration and reasonably acceptable to the company. Notwithstanding any other provision of this Section 3.4, if the managing underwriter advises the Holders in writing that the marketing factors require a limitation of the number of shares to be underwritten, then, subject to the provisions of Section 3.4(a), shares will be excluded from such underwriting as follows: securities (other than Registrable Securities) held by officers or directors of the Company shall first be excluded; second, if required, all securities (other than Registrable Securities) shall be excluded on a pro rata basis; and third, if required, the Registrable Securities requested to be registered under this Section 3.4 shall be excluded on a pro rata basis. No Registrable Securities excluded from the underwriting by reason of the managing underwriter's marketing limitation shall be included in such registration.

        If any Holder of Registrable Securities disapproves of the terms of the underwriting, such Holder may elect to withdraw therefrom by written notice to the Company, the managing underwriter, and the other Holders. The Registrable Securities and/or other securities so withdrawn shall also be withdrawn from registration; provided, however, that if by the withdrawal of such Registrable Securities a greater number of Registrable Securities held by other Holders may be included in such registration (up to the maximum of any limitation imposed by the underwriters), then, the Company shall offer to all Holders who have included Registrable Securities in the same proportion used in determining the underwriter limitation in this Section 3.4(b). If the registration does not become effective due to the withdrawal of Registrable Securities, then, unless the withdrawal was due to the discovery by the withdrawing Holder of material information relating to the registration that was not previously known by such Holder, either, at the option of a majority of the Holders requesting such registration, (1) the Holders requesting registration shall reimburse the Company for expenses incurred in complying with the request or (2) the aborted registration shall be treated as effected for purposes of Section 3.4(a)(ii)(C).

        3.5 COMPANY REGISTRATION.

               (a) NOTICE OF REGISTRATION. If at any time the Company shall determine to register any of its securities, either for its own account or the account of a security holder or holders exercising their respective demand registration rights, other than (i) a registration relating solely to employee benefit plans or (ii) a registration relating solely to a Commission Rule 145 transaction, the Company will:

                      (i) promptly give to each Holder of the Company written notice thereof; and

                      (ii) include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Registrable

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Securities specified in a written request or requests, made within 15 days after receipt of such written notice from the Company, by any Holder or Holders.

               (b) If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to subsection 3.5(a)(i). In such event the right of any Holder to registration pursuant to this Section 3.5 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall, together with the Company and the other parties distributing their securities through such underwriting, enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company. Notwithstanding any other provision of this Section 3.5, if the underwriter shall advise the Company in writing that marketing factors (including, without limitation, an adverse effect on the per share offering price) require a limitation of the number of shares to be underwritten, then shares (other than securities to be sold for the account of the Company), shall be excluded as follows: securities (other than Registrable Securities) and second, if required, the Registrable Securities requested to be registered shall be excluded on a pro rata basis; provided, however, that in connection with any registration under this Section 3.5, other than the registration pertaining to the Company's initial public offering of securities, the amount of Registrable Securities of the selling Holders to be included in the offering shall not be reduced below 50% of the securities included in such offering. No Registrable Securities excluded from the underwriting by reason of the managing underwriter's marketing limitation shall be included in such registration.

        If any Holder disapproves of the terms of the underwriting, it may elect to withdraw therefrom by written notice to the Company and the underwriter. Any securities so withdrawn shall also be withdrawn from registration. If by the withdrawal of such securities a greater number of securities held by other Holders may be included in such registration (up to the maximum of any limitation imposed by the underwriters), then the Company shall offer to all Holders who have included securities in the registration the right to include additional securities in the same proportion used in determining the underwriter limitation in this paragraph 3.5(b).

        3.6 EXPENSES OF REGISTRATION. Except as set forth in Section 3.4(b), the Registration Expenses incurred in connection with (i) registrations pursuant to
Section 3.4, (ii) all registrations pursuant to Section 3.8 below, and (iii) all registrations pursuant to Section 3.5 shall be borne by the Company. Unless otherwise stated, all Selling Expenses relating to securities registered by the Holders shall be borne by the holders of such securities pro rata on the basis of the number of shares so registered.

        3.7 REGISTRATION PROCEDURES. In the case of each registration, qualification, or compliance effected by the Company pursuant to this Article III, the Company will keep each Holder advised in writing as to the initiation of each registration, qualification, and compliance and as to the completion thereof. At its expense, the Company will:

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               (a) Keep such registration, qualification, or compliance
effective for a period of 120 days or until the Holder or Holders have completed the distribution described in the registration statement relating thereto, whichever first occurs; and

               (b) Furnish such number of prospectuses and other documents incident thereto as a Holder from time to time may reasonably request.

        3.8 REGISTRATION ON FORM S-3. In addition to the rights set forth in
Section 3.4, if Holder or Holders of at least 25% of the then outstanding Registrable Securities of the Company request that the Company file a registration statement on Form S-3 (or any successor thereto) for a public offering of shares of such Registrable Securities, the reasonably anticipated aggregate price to the public of which would exceed $3,000,000, and the Company is a registrant entitled to use Form S-3 to register securities for such an offering, the Company shall use its best efforts to cause such shares to be registered for the offering on such form (or any successor thereto), provided, however, that the Company shall not be required to effect any such registration within 180 days of the effective date of any registration statement pertaining to an underwritten public offering of the Company's securities or if the Company has, within the 12 month period preceding the date of such request, already effected a registration on Form S-3 for the Holders pursuant to this Section 3.8.

        3.9 TERMINATION OF REGISTRATION RIGHTS. The registration rights granted pursuant to this Article III shall terminate as to each Holder at such time as all Registrable Securities or held by such Holder (including any Common Stock issued upon conversion of the Preferred Stock of each Holder) can be sold without compliance with the registration requirements of the Securities Act pursuant to Rule 144(k).

        3.10 LOCKUP AGREEMENT. In consideration for the Company agreeing to its obligations under this Article III, each Holder and each transferee pursuant to
Section 3.14 hereof agrees (but only if each Company officer, director and shareholder beneficially owning 5% or more of the Company's equity securities, and each shareholder selling shares in such offering, also agrees), in connection with the initial registration of the Company's securities, upon request of the Company or the underwriters managing any underwritten offering of the Company's securities, not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any Registrable Securities (other than those included in the registration) without the prior written consent of the Company or such underwriters, as the case may be, for such period of time (not to exceed 180 days) from the effective date of such registration as the Company or the underwriters may specify. The Holders agree that the Company may instruct its transfer agent to place stop-transfer notations in its records to enforce the provisions of this Section 3.10.

        3.11 INDEMNIFICATION. The Company will indemnify each Holder, each of its officers, directors, and partners, and such Holder's legal counsel and independent accountants, and each person controlling such Holder within the meaning of Section 15 of the Securities Act, with respect to which registration, qualification, or compliance has been effected pursuant to this Article III, and each underwriter, if any, and each person who controls any underwriter within the meaning of Section 15 of the Securities Act, against all expenses, claims, losses, damages,


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

and liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular, or other document, or any amendment or supplement thereto, incident to any such registration, qualification, or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation by the Company of any rule or regulation promulgated under the Securities Act or under state securities laws applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification, or compliance, and will reimburse each such Holder, each of its officers, directors, and partners, and such Holder's legal counsel and independent accountants, and each person controlling such Holder, each such underwriter, and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating, preparing, or defending any such claim, loss, damage, liability, or action, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability, or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Holder or underwriter and stated to be specifically for use therein.

               (a) Each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration, qualification, or compliance is being effected, severally and not jointly, indemnify the Company, each of its directors and officers and its legal counsel and independent accountants, each underwriter, if any, of the Company's securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act, and each other such Holder, each of its officers and directors, and each person controlling such Holder within the meaning of Section 15 of the Securities Act, against all claims, losses, damages, and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular, or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company, such Holders, such directors, officers, legal counsel, independent accountants, underwriters, or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability, or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular, or other document in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Holder and stated to be specifically for use therein; provided, however, that the obligations of such Holders hereunder shall be limited to an amount equal to the net proceeds after expenses and commissions to each such Holder of Registrable Securities sold as contemplated herein.

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               (b) Each party entitled to indemnification under this Section
3.11 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Article III, except to the extent, but only to the extent, that the Indemnifying Party's ability to defend against such claim or litigation is impaired as a result of such failure to give notice. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

        3.12 INFORMATION BY HOLDER. Each Holder including securities of the Company in any registration shall furnish to the Company such information regarding such Holder and the distribution proposed by such Holder as the Company may request in writing and as shall be required in connection with any registration, qualification, or compliance referred to in this Article III.

        3.13 RULE 144 REPORTING. With a view to making available the benefits of certain rules and regulations of the Commission which may at any time permit the sale of the Preferred Stock and/or Registrable Securities to the public without registration, after such time as a public market exists for the Common Stock of the Company, the Company agrees to:

               (a) Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times after the effective date of the first registration under the Securities Act filed by the Company for an offering of its securities to the general public;

               (b) Use its best efforts to then file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act") (at any time after it has become subject to such reporting requirements);

               (c) So long as a Holder owns Preferred Stock and/or Registrable Securities to furnish to the Holder forthwith upon request (i) a written statement by the Company as to its compliance with the reporting requirements of Rule 144 (at any time after 90 days after the effective date of the first registration statement filed by the Company for an offering of its securities to the general public) and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), (ii) a copy of the most recent annual or quarterly report of the Company, and (iii) such other reports and documents of the Company as a

Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing a Holder to sell any such securities without registration.

        3.14 TRANSFER OF REGISTRATION RIGHTS. The right to cause the Company to register securities granted Holders under Sections 3.4, 3.5, and 3.8 may be assigned to a transferee or assignee who acquires at least 25,000 shares of Preferred Stock (or securities convertible thereinto) (or Common Stock issued upon conversion of the Preferred Stock or a combination of such Common Stock and Preferred Stock) then held by such Holder, provided that the Company is given written notice of such assignment prior to such assignment. In addition, rights to cause the Company to register securities may be freely assigned to any constituent partner of a Holder, where such Holder is a partnership, or to any affiliate (as that term is defined in Rule 405 promulgated by the Commission under the Securities Act) or any officer, director, or principal shareholder thereof, where such Holder is a corporation.

                          IV. COVENANTS OF THE COMPANY

        The Company hereby covenants and agrees as follows:

        4.1 ANNUAL FINANCIAL INFORMATION. The Company will furnish the following reports to each Holder for so long as such Holder (together will all of its affiliates) is a holder of more than 5% of any series of Preferred Stock, as soon as practicable after the end of each fiscal year, and in any event within 90 days thereafter: (i) consolidated balance sheet of the Company and its subsidiaries, if any, as of the end of such fiscal year, and (ii) consolidated statement of income and consolidated statement of cash flows of the Company and its subsidiaries, if any, for such year, prepared in accordance with generally accepted accounting principles consistently applied and setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and certified in an unqualified opinion by a national accounting firm selected by the Company.

        4.2 INSPECTION. For so long as a Holder is eligible to receive reports under Section 4.1, it shall also have the right, at its expense, to visit and inspect any of the properties of the Company or any of its subsidiaries, and to discuss their affairs, finances, and accounts with their officers, all at such reasonable times and as often as may be reasonably requested.

        4.3 ASSIGNMENT OF RIGHTS TO FINANCIAL INFORMATION. The rights granted pursuant to Sections 4.1 and 4.2 may be assigned or otherwise conveyed by any Holder or by any subsequent transferee of any such rights, upon written notice to the Company; provided, however, that such rights may not be transferred to any transferee who the Company, acting in good faith, deems to be a competitor of the Company.

        4.4 PROPRIETARY INFORMATION AND NON-COMPETITION AGREEMENTS. The Company will require each person employed by the Company in a technical or management position, whether at present or in the future, to execute a Proprietary Information Agreement in the Company's standard form, as a condition of such employment. The Company will also require certain key employees to enter into non-competition agreements as a condition of their continued employment.

        4.5 CONFIDENTIALITY AGREEMENT. Each Holder agrees that it will use its best efforts to hold any information such Holder receives after the date of this Agreement regarding the Company pursuant to Section 4.1 or 4.2, or while in attendance at meetings of the Board of Directors, and which the Company deems to be confidential, in confidence and will use its best efforts not to disclose such information without the prior consent of the Company, except to the extent such information: (i) is or becomes publicly known from a source other than a Holder, (ii) is made publicly known by the Company, (iii) is known by the Holder at the time of disclosure by the Company or (iv) is disclosed to the Holder by a source other than the Company or another Holder free of any obligation of confidentiality. Notwithstanding the foregoing, the Company will collaborate with each Holder as necessary to develop mutually agreed-upon information which such Holder can provide to its investors.

        4.6 INSIDER TRANSACTIONS. The Company will not enter into any material insider transactions without the approval of a majority of the representatives of the Holders, if any, to the Board of Directors.

        4.7 EMPLOYEE STOCK AND OPTION PLANS. The Company will not sell shares of its Common Stock or options to purchase shares of its Common Stock to its employees except pursuant to an existing plan and any future plan approved by a unanimous vote of the Board of Directors of the Company.

        4.8 FINANCIAL UPDATES TO BOARD. At each meeting of the Board of Directors of the Company, each member of the Board of Directors will receive actual and forecasted updated financial statements for the current year by quarter.

        4.9 TERMINATION OF COVENANTS. Notwithstanding anything to the contrary set forth herein, the covenants set forth in this Article IV shall terminate and be of no further force or effect on or after the date of the first sale of the Company's securities pursuant to which a registration statement is filed by the Company under the Securities Act in connection with an underwritten public offering of its securities.

                           V. RIGHTS OF FIRST REFUSAL

        5.1 NEW SECURITIES. The Company hereby grants to the holders of the Series DD Convertible Debentures and the holders of the Series EE Convertible Debentures (the "Debenture Holders") and the Series CC Preferred Stock, Series DD Preferred Stock and Series EE Preferred Stock (the "Series CC, DD and EE Holders," and, together with the Debenture Holders, the "Rightholders") the right of first refusal to purchase such Rightholder's pro rata share of "New Securities" (as defined in this Section 5.1) that the Company may propose to sell and issue. Such Rightholder's pro rata share, for purposes of this right of first refusal, is the ratio of (X) the number of shares of Registrable Securities with respect to which such Rightholder is deemed to be a holder immediately prior to the issuance of such New Securities to (Y) the total number of outstanding shares of Common Stock on an as-converted basis. For all purposes in this Agreement of determining the Preferred Stock held by a Purchaser, all Series DD Convertible Debentures and Series EE Convertible Debentures shall be treated as if converted to

Series DD Preferred and Series EE Preferred Stock, respectively. This right of first refusal shall be subject to the following provisions:

               (a) "New Securities" shall mean any Common Stock and Preferred Stock of the Company whether or not authorized on the date hereof, and rights, options, or warrants to purchase said Common Stock or Preferred Stock and securities of any type whatsoever that are, or may become, convertible into said Common Stock or Preferred Stock; provided, however, that "New Securities" does not include the following:

                      (i) shares of Common Stock, or options to purchase shares of Common Stock, issued, issuable or granted to officers, directors, and employees of or consultants to the Company pursuant to stock plans or option plans approved by the Board of Directors;

                      (ii) shares of Common Stock issuable upon conversion of the Preferred Stock;

                      (iii) securities of the Company offered to the public pursuant to a registration statement filed under the Securities Act;

                      (iv) securities of the Company issued in connection with strategic transactions approved by the Board of Directors of the Company;

                      (v) securities of the Company issued pursuant to the acquisition of another corporation by the Company by merger, purchase of all or substantially all of the assets, or other reorganization whereby the Company owns more than fifty percent (50%) of the voting power of such other corporation, so long as such transactions were approved by the Board of Directors of the Company;

                      (vi) shares of stock issuable upon conversion of convertible debentures;

                      (vii) shares of stock issuable upon exercise of warrants;
or

                      (viii) securities issued in connection with any stock split, stock dividend, or recapitalization by the Company.

               (b) In the event that Company proposes to undertake an issuance of New Securities, the Company shall give each Rightholder written notice of its intention, describing the type of New Securities, the price, and the general terms upon which the Company proposes to issue the same. Each Rightholder shall have 20 days after receipt of such notice to agree to purchase its pro rata share of such New Securities at the price and upon the terms specified in the notice by giving written notice to the Company and stating therein the quantity of New Securities to be purchased.

               (c) In the event that any Rightholder fails to exercise in full the right of first refusal within the 20-day period specified above, the Company shall have 120 days thereafter to sell (or enter into an agreement pursuant to which the sale of New Securities covered thereby shall be closed, if at all, within 60 days from the date of said agreement) any remaining New Securities respecting which the Rightholders' Rights were not exercised, at a price and upon terms no more favorable to the purchasers thereof than specified in the Company's notice to the Rightholders. In the event the Company has not sold any remaining New Securities within such 120 day period (or sold and issued New Securities in accordance with the foregoing within 60 days from the date of such agreement) the Company shall not thereafter issue or sell any New Securities, without first offering such New Securities to the Rightholders in the manner provided above.

               (d) The right of first refusal granted under this Section 5.1 shall not apply to, and shall terminate on the earlier of (i) the date of a liquidation, dissolution or winding up of the Company pursuant to Section 3 of the Articles of Incorporation, or (ii) the date upon which a registration statement filed by the Company under the Securities Act, in connection with an underwritten public offering, first becomes effective.

               (e) This right of first refusal is nonassignable except to any transferee to whom registration rights may be transferred pursuant to Section 3.14.

        5.2 OUTSTANDING SECURITIES. If (i) the Company receives notice under
Section 10.1(a) of the Company's Bylaws of the proposed sale of shares of the Company's capital stock by (A) an officer of the Company, (B) a director of the Company or (C) a holder of at least 5% of the Company's capital stock (determined on an as-converted-to Common Stock basis) and (ii) the Company elects not to purchase such shares pursuant to the right of first refusal in favor of the Company provided in Section 10.1 of the Company's Bylaws, then the Company shall within ten days of such notice assign its right of first refusal to the Rightholders (on a pro-rata basis with respect to the number of shares of Common Stock (as determined on an as-converted-basis) by each such holder) and provide notice of such assignment to such holders and, thereafter, shall take such actions as are reasonably necessary to permit such holders to exercise such right of first refusal.

        5.3 WAIVER OF RIGHT OF FIRST REFUSAL. The rights of the Rightholders under Section 5.1 of the Sixth Amended and Restated Investors' Rights Agreement to (i) notice of the issuance of the Series EE Convertible Debentures and 2000 Warrants and (ii) purchase their pro-rata shares of such debentures and warrants, are hereby waived.

                                VI. MISCELLANEOUS

        6.1 GOVERNING LAW. This Agreement shall be governed in all respects by the laws of the State of California.

        6.2 SURVIVAL. The representations, warranties, covenants, and agreements made herein shall survive any investigation made by any Holder and the closing of the transactions contemplated hereby. All statements as to factual matters contained in any certificate or other instrument delivered by or on behalf of the Company pursuant hereto in connection with the transactions contemplated hereby shall be deemed to be representations and warranties by the Company hereunder solely as of the date of such certificate or instrument.

        6.3 SUCCESSORS AND ASSIGNS. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors, and administrators of the parties hereto and shall inure to the benefit of and be enforceable by each person who shall be a holder of Registrable Securities from time to time; provided, however, that prior to the receipt by the Company of adequate written notice of the transfer of any Registrable Securities specifying the full name and address of the transferee, the Company may deem and treat the person listed as the holder of such shares in its records as the absolute owner and holder of such shares for all purposes, including the payment of dividends or any redemption price.

        6.4 SEPARABILITY. In case any provision of the Agreement shall be invalid, illegal, or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

        6.5 AMENDMENT AND WAIVER.

               (a) This Agreement may be amended or modified only upon the written consent of the Holders of not less than 66-2/3% of the Registrable Securities; provided, however, that the rights set forth in paragraph 3.5 of this Agreement may be amended or modified only with the written consent of the Company and Holders of more than 66-2/3% of the aggregate outstanding shares of Registrable Securities.

               (b) The obligations of the Company and the rights of the Holders under this Agreement may be waived only with the written consent of the Holders of not less than 66-2/3% of the Registrable Securities; provided, however, that the obligations of the Company and the rights of the Holders set forth in
Section 3.5 of this Agreement may be waived only with the written consent of the Company and Holders of more than 66-2/3% of the aggregate outstanding shares of Registrable Securities.

               (c) Except to the extent provided in this Section 6.5, neither this Agreement nor any provision hereof may be changed, waived, discharged, or terminated, except by a statement in writing signed by the party against which enforcement of the change, waiver, discharge, or termination is sought.

        6.6 DELAYS OR OMISSIONS. It is agreed that no delay or omission to exercise any right, power, or remedy accruing to any Holder, upon any breach, default or noncompliance of the Company under this Agreement shall impair any such right, power, or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of or in any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent, or approval of any kind or character on any Holder's part of any breach, default or noncompliance under the Agreement or any waiver on such Holder's part of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, by law, or otherwise afforded to Holders, shall be cumulative and not alternative.

        6.7 NOTICES, ETC. All notices and other communications required or permitted hereunder shall be in writing and shall be sent by registered or certified mail, return receipt requested, postage prepaid, by means of a nationally recognized overnight courier service, by telex or by facsimile, addressed or sent: (a) if to a Holder, at such Holder's address or facsimile number as set forth on the Company's records, or at such other address or facsimile number as such Holder shall have furnished to the Company in writing, or (b) if to the Company, at its address or facsimile number as set forth at the end of this Agreement, or at such other address or facsimile number as the Company shall have furnished to the Holders in writing.

        6.8 ATTORNEYS' FEES. If legal action is brought to enforce or interpret this Agreement, the prevailing party shall be entitled to recover its reasonable attorneys' fees and legal costs in connection therewith.

        6.9 NO INVESTMENT OBLIGATION. The Company and each of the Purchasers hereby agree and acknowledge that the Purchasers, individually and jointly, are under no express or implied obligation to continue to invest in the Company. The decision to make any future investments in the Company is within the complete and absolute discretion of each Purchaser.

        6.10 AGGREGATION AND AFFILIATE STATUS. For purposes of determining the amount of shares or Registrable Securities held by a Purchaser or Holder, all shares or Registrable Securities held by entities affiliated with such Purchaser or Holder shall be aggregated with the shares or Registrable Securities held by such Purchaser or Holder. For such purpose, all entities under the management of Chancellor LGT Asset Management shall be deemed to be affiliates of each other and of Chancellor LGT Asset Management.

        6.11 ENTIRE AGREEMENT. The Company and each of the Purchasers hereby agrees and acknowledges that this Agreement and all exhibits hereto constitute the full and entire understanding and agreement between the parties with regard to the subject matter hereof. There are no other agreements or understandings with respect to the subject matter set forth herein, express or implied, other than this Agreement.

        6.12 TITLES AND SUBTITLES. The titles of the paragraphs and subparagraphs of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

        6.13 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth in the first paragraph hereof.

COMPANY:

REPEATER TECHNOLOGIES, INC.


By: /s/ KEN KENITZER
   -----------------------------------
    Ken Kenitzer
    President


PURCHASER:

CHARTER GROWTH CAPITAL, L.P.


By: /s/ STEVEN P. BIRD
   -----------------------------------
    Name:  Steven P. Bird
    Title:  General Partner


            SEVENTH AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth in the first paragraph hereof.

COMPANY:

REPEATER TECHNOLOGIES, INC.


By:
   ------------------------------------
    Ken Kenitzer
    President


PURCHASER:

CHARTER GROWTH CAPITAL CO-INVESTMENT FUND, L.P.


By: /s/ STEVEN P. BIRD
   ------------------------------------
    Name:  Steven P. Bird
    Title:    General Partner



            SEVENTH AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth in the first paragraph hereof.

COMPANY:

REPEATER TECHNOLOGIES, INC.


By:
   ------------------------------------
    Ken Kenitzer
    President


PURCHASER:

CITIVENTURE 96 PARTNERSHIP FUND, L.P.

By: INVESCO Private Capital, Inc., its Investment Adviser and Attorney-in-Fact

By: /s/ ALESSANDRO PIOL
   ------------------------------------

Name: Alessandro Piol
     ----------------------------------

Title: Managing Director
      ---------------------------------


            SEVENTH AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth in the first paragraph hereof.

COMPANY:

REPEATER TECHNOLOGIES, INC.


By:
   ------------------------------------
    Ken Kenitzer
    President


PURCHASER:

OAK VI AFFILIATES FUND, L.P.


By: /s/ BANDEL CARANO
   ------------------------------------
    Name:  Bandel Carano
    Title: Managing Member
           Managing Member of Oak VI Affiliates, LLC,
             the General Partner of Oak VI Affiliates Fund, Limited Partnership Managing Member of Oak Associates VI, LLC,
             the General Partner of Oak Investment Partners VI, Limited Partnership


            SEVENTH AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth in the first paragraph hereof.

COMPANY:

REPEATER TECHNOLOGIES, INC.


By:
   ------------------------------------
    Ken Kenitzer
    President


PURCHASER:

TRANS CAPITAL SDN. BHD.

By: /s/ TAN SAY CHOON
   ------------------------------------

Name: Tan Say Choon
     ----------------------------------

Title: Group CEO/MD
      ---------------------------------


            SEVENTH AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth in the first paragraph hereof.

COMPANY:

REPEATER TECHNOLOGIES, INC.


By:
   ------------------------------------
    Ken Kenitzer
    President


PURCHASER:

NAZEM & COMPANY IV, L.P.

By: /s/ PHILIP BARAK
   ------------------------------------

Name: Philip Barak
     ----------------------------------

Title: General Partner
      ---------------------------------


            SEVENTH AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth in the first paragraph hereof.

COMPANY:

REPEATER TECHNOLOGIES, INC.


By:
   ------------------------------------
    Ken Kenitzer
    President


PURCHASER:

TRANSATLANTIC VENTURE FUND

By: /s/ PHILIP BARAK
   ------------------------------------

Name: Philip Barak
     ----------------------------------

Title: Investment Manager
      ---------------------------------


            SEVENTH AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth in the first paragraph hereof.

COMPANY:

REPEATER TECHNOLOGIES, INC.


By:
   ------------------------------------
    Ken Kenitzer
    President


PURCHASER:

CHANCELLOR LGT PRIVATE CAPITAL OFFSHORE PARTNERS II

By: CPCO Associates, L.P., its Investment General Partner
By: INVESCO Private Capital, Inc., its General Partner

By: /s/ ALESSANDRO PIOL
   ------------------------------------

Name: Alessandro Piol
     ----------------------------------

Title: Managing Director
      ---------------------------------


            SEVENTH AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth in the first paragraph hereof.

COMPANY:

REPEATER TECHNOLOGIES, INC.


By:
   ------------------------------------
    Ken Kenitzer
    President


PURCHASER:

HALLADOR VENTURE FUND II, A CALIFORNIA LIMITED PARTNERSHIP

By: Hallador Venture Partners, G.P.

By: /s/ CHRIS L. BRANSCUM
   ------------------------------------

Name: Chris L. Branscum
     ----------------------------------

Title: G.P.
      ---------------------------------


            SEVENTH AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth in the first paragraph hereof.

COMPANY:

REPEATER TECHNOLOGIES, INC.


By:
   -------------------------------------
    Ken Kenitzer
    President


PURCHASER:

BAY PARTNERS IV


By: /s/ JOHN BOSCH
   ------------------------------------

Name:
     ----------------------------------

Title:
      ---------------------------------


            SEVENTH AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth in the first paragraph hereof.

COMPANY:

REPEATER TECHNOLOGIES, INC.


By:
   ------------------------------------
    Ken Kenitzer
    President


PURCHASER:

CHANCELLOR LGT PRIVATE CAPITAL PARTNERS III

By: CPCP Associates, L.P., its General Partner
By: INVESCO Private Capital, Inc., its General Partner

By: /s/ ALESSANDRO PIOL
   ------------------------------------

Name: Alessandro Piol
     ----------------------------------

Title: Managing Director
      ---------------------------------

            SEVENTH AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth in the first paragraph hereof.

COMPANY:

REPEATER TECHNOLOGIES, INC.


By:
   ------------------------------------
    Ken Kenitzer
    President


PURCHASER:

HMS CAPITAL PARTNERS

By: /s/ FRANK ATKINSON
   ------------------------------------

Name: Frank Atkinson
     ----------------------------------

Title: As General Partner of HMS Management
       The General Partner of HMS Capital Partners


            SEVENTH AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth in the first paragraph hereof.

COMPANY:

REPEATER TECHNOLOGIES, INC.


By:
   ------------------------------------
    Ken Kenitzer
    President


PURCHASER:

JOHN E. ROGERS & LOIS A. ROGERS JTWROS


By: /s/ JOHN E. ROGERS
   ------------------------------------

Name:
     ----------------------------------

Title:
      ---------------------------------


            SEVENTH AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth in the first paragraph hereof.

COMPANY:

REPEATER TECHNOLOGIES, INC.


By:
  -------------------------------------
    Ken Kenitzer
    President


PURCHASER:

HMS CAPITAL PARTNERS (ANNEX)


By: /s/ FRANK ATKINSON
   ------------------------------------

Name: Frank Atkinson
     ----------------------------------

Title: As General Partner of HMS Group
       The General Partner of HMS Capital Partners (Annex)


            SEVENTH AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth in the first paragraph hereof.

COMPANY:

REPEATER TECHNOLOGIES, INC.


By:
   ------------------------------------
    Ken Kenitzer
    President


PURCHASER:

CHANCELLOR LGT PRIVATE CAPITAL OFFSHORE PARTNERS I, C.V.

By: Chancellor KME IV Partner, L.P., its Investment General Partner
By: INVESCO Private Capital, Inc., its General Partner

By: /s/ ALESSANDRO PIOL
   ------------------------------------

Name: Alessandro Piol
     ----------------------------------

Title: Managing Director
      ---------------------------------


            SEVENTH AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth in the first paragraph hereof.

COMPANY:

REPEATER TECHNOLOGIES, INC.


By:
   ------------------------------------
    Ken Kenitzer
    President


PURCHASER:

HMS GROUP (1)


By:  /s/ FRANK ATKINSON
   ------------------------------------

Name:    Frank Atkinson
     ----------------------------------

Title:   General Partner
      ---------------------------------


            SEVENTH AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth in the first paragraph hereof.

COMPANY:

REPEATER TECHNOLOGIES, INC.


By:
  -------------------------------------
    Ken Kenitzer
    President


PURCHASER:

CALIFORNIA BPIV L.P.


By: /s/ JOHN BOSCH
   ------------------------------------

Name:
     ----------------------------------

Title:
      ---------------------------------


            SEVENTH AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth in the first paragraph hereof.

COMPANY:

REPEATER TECHNOLOGIES, INC.


By:
   ------------------------------------
    Ken Kenitzer
    President


PURCHASER:

FURMAN SELZ INVESTORS L.P.

By: /s/ BRIAN P. FRIEDMAN
    ----------------------------------------------------------------

Name: Brian P. Friedman
      --------------------------------------------------------------

Title: President of Furman Selz Investments LLC, its General Partner
       -------------------------------------------------------------


            SEVENTH AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth in the first paragraph hereof.

COMPANY:

REPEATER TECHNOLOGIES, INC.


By:
   ------------------------------------
    Ken Kenitzer
    President


PURCHASER:

HMS (OVERSEAS) PARTNERS

By: /s/ FRANK ATKINSON
   ------------------------------------

Name: Frank Atkinson
     ----------------------------------

Title: As General Partner of HMS Management, the General Partner of HMS (Overseas) Partners


            SEVENTH AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

                                    EXHIBIT A

                             SCHEDULE OF PURCHASERS

Bay Partners IV, L.P.
Brentwood Associates VI
California BPIV, L.P.
CGC Investors, L.P.
Chancellor LGT Private Capital Partners III, L.P.
Chancellor LGT Private Capital Offshore Partners I, C.V.
Chancellor LGT Private Capital Offshore Partners II, L.P.
Charter Growth Capital, L.P.
Charter Growth Capital Co-investment Fund L.P.
Citiventure 96 Partnership Fund, L.P.
Dixon R. Doll & Carol Doll as Trustees
DMW Investors '95
Doll Family Partnership
Hallador Venture Fund II, a California Limited Partnership
HMS Capital Partners
HMS Capital Partners (Annex)
HMS Group
HMS (Overseas) Partners
Michael Hone as Trustee
International Synergies Ltd.
J.F. Shea Company, Inc., as nominee 1990-13
Nazem & Company IV, L.P.
Oak Investment Partners VI, L.P.
Oak VI Affiliates Fund, L.P.
Kevin J. McQuillen
Spring Point Partners, L.P.
Edward F. Straube
Transatlantic Venture Fund
University of Michigan Business School Growth Fund
WA&H Investment, L.L.C.



            SEVENTH AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT